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                             ARTICLES OF AMENDMENT
                                      OF
                         THE ARTICLES OF INCORPORATION
                                      OF
                                NET.B@NK, INC.


Pursuant to Sections 14-2-1002 and - 1006 of the Georgia Business Corporation Code (the "Code"), the Articles of Incorporation of Net.B@nk, Inc. (the "Corporation") are hereby amended according to these Articles of Amendment.

                                      I.

         The current name of the Corporation is Net.B@nk, Inc.

                                      II.

          On April 27, 2000, the Board of Directors of the Corporation duly adopted the following amendment (the "Amendment") to the Corporation's Articles of Incorporation:

              Article I of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

                   Article I: The name of the Corporation is NetBank, Inc.

                                      III.

          Pursuant to Section 14-2-1002(6) of the Code, no shareholder vote is required for the adoption and approval of the Amendment.

          IN WITNESS WHEREOF, these Articles of Amendment have been signed by Robert E. Bowers, Secretary, as of the 27th day of April, 2000.

                                      NET.B@NK, INC.



                                      By:  /s/ Robert E. Bowers
                                      -----------------------------
                                      Robert E. Bowers, Secretary